                                                                   EXHIBIT 10.11


                                   AMENDMENT

     This Amendment, dated as of September 30, 1999, is made and entered into between Radyne ComStream Inc. (the 'Borrower') and CitiBank, N.A. (the 'Bank').

                                   WITNESSETH

     WHEREAS, the Borrower and the Bank have entered into that certain Uncommitted Line of Credit Facility Letter Agreement, dated as of May 18, 1998, and amended by the Amendment dated as of September 21, 1998 (as so amended, the 'Agreement'); and

     WHEREAS, the Borrower and the Bank desire to amend the Agreement in certain respects;

     NOW THEREFORE, in consideration of the premise and the mutual agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Definitions and References. Capitalized terms not otherwise defined herein shall have the meanings attributed thereto in the Agreement. In addition, as used herein:

     'Amendment Effective Date' means the date upon which the conditions specified in Section 5 below shall have been satisfied.

     SECTION 2. Amendments. Subject to Section 5 hereof, on and as of the Amendment Effective Date, the Agreement shall be amended as follows:

          (a) The reference in the second sentence of the introductory paragraph to 'September 29, 1999' is amended to read 'September 28, 2000'.

          (b) The reference in the first sentence of paragraph 1 to '$20,000,000' is amended to read '$20,500,000'.

          (c) The third sentence of paragraph 1 is amended in its entirety to read as follows:

              'In connection with our making this uncommitted facility available to you, you agree to pay us a non-refundable fee equal to 1.0% per annum, or $205,000, upon your acceptance hereof and at each anniversary of the renewal hereof if this facility is renewed.'

          (d) Clause (g) of paragraph 10 is amended in its entirety to read as follows: '(g) beginning the first quarter ending March 31, 2000, maintain a maximum financial leverage (defined as total liabilities over tangible net worth, as such terms are defined in accordance with generally accepted accounting principles) of not more than 2:1.'

          (e) Paragraph 12 is amended by adding an additional clause (h) immediately after clause (g), reading as follows:

              '; or (h) your failure to increase, on or before March 31, 2000, your tangible net worth (as such term is defined in accordance with generally accepted accounting principles) by at least $5,000,000 through the issuance and sale of previously authorized but unissued shares of your common stock, from your tangible net worth on December 31, 1999.'

          (f) The reference in the upper right hand corner of the Note to 'September 21, 1998' is amended to read 'September 30, 1999'.

     SECTION 3. Representations True; No Default. The Borrower represents and warrants that:

     (a) The representations and warranties contained in paragraph 9 of the Agreement are correct on and as of the date of this Amendment as though made on and as of the date hereof.

     (b) No event has occurred and is continuing, or would result from the execution and delivery of this Amendment, which constitutes an Event of Default or which, with the giving of notice and/or the passage of time, would constitute an Event of Default.

     SECTION 4. Legal Obligation. The Borrower represents and warrants to the Bank that this Amendment has been duly authorized, executed and delivered on its behalf, and that the Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     SECTION 5. Conditions Precedent. The amendment of the Agreement provided herein is subject to the following conditions precedent:

     (a) a counterpart of this Amendment duly executed by you;

     (b) certified copies of the resolutions of your Board of Directors approving this Amendment and the new Note, and all other documents evidencing necessary corporate action and governmental and other third party approvals, if any, with respect to this Amendment and the new Note;

     (c) a certificate of your Secretary certifying the names and true signatures of your officers authorized to sign this Amendment and the new Note and the other documents to be delivered hereunder and to request Advances hereunder; and

     (d) a letter of awareness executed by Singapore Technologies Pte Ltd. in the form attached hereto as Exhibit B.

     SECTION 6. Miscellaneous.

     (a) Except as herein provided, the Agreement and all other documents executed in connection therewith shall remain unchanged and in full force and effect.

     (b) The Agreement and this Amendment shall be read, taken and construed as one and the same instrument.

     (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     (d) All references in the Agreement and any other document executed in connection with the Agreement (including without limitation, the Note) to the Agreement (including indirect references) shall mean and be a reference to the Agreement as amended hereby. All references in the Agreement and any other document executed in connection with the Agreement (including without limitation, the Note) to the Note (including indirect references) shall mean and be a reference to the Note as amended hereby.

     (e) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          CITIBANK, N.A.

                                          By:  /s/  BRIGITTE T.A. VUONG
                                             ---------------------------------
                                             Name:  Brigitte T.A. Vuong
                                             Title: Vice President

Agreed and Accepted

RADYNE COMSTREAM INC.



By: /s/ Robert C. Fitting
    ___________________________________
    Name: Robert C. Fitting
    Title: President

                                   EXHIBIT B

                              LETTER OF AWARENESS


We refer to the Uncommitted Line of Credit Facility Letter Agreements dated September 30, 1999 of $20,500,000 facilities granted to Radyne ComStream, Inc. ('the Company') by Citibank, N.A., and would like to confirm the following:

1. The Company is an indirect subsidiary of Singapore Technologies Pte Ltd. As of the current date, our subsidiaries, Stetsys US Inc., incorporated in the United States of America, and Stetsys Pte Ltd., incorporated in Singapore, directly own 11% and 79% of the issued common stock of the Company respectively. Stetsys US Inc. is in turn a 100% subsidiary of Stetsys Pte Ltd. We own 100% of Stetsys Pte Ltd.

2. We will use reasonable endeavors to ensure that the Company implements sound commercial and financial practices such that it will be in a position to meet the obligations that it incurs with any third-party in the ordinary course of business, including those incurred under the aforementioned uncommitted lines of credit and banking facilities.

3. We will give prior written notice of at least 60 days to Citibank, N.A. of any divestment of shares by Stetsys US Inc., Stetsys Pte Ltd. and/or ourselves in the Company, Stetsys US Inc. and Stetsys Pte Ltd., respectively.

For avoidance of doubt, no legally binding obligation or liability on our part, whether primary or secondary, is intended to be created or assumed by the above confirmation.

For Singapore Technologies Pte Ltd.

Yours faithfully,



By ___________________________________
   Name: Lim Ming Seong
   Title:



By ___________________________________
   Name: Boon Swan Foo
   Title:

                                   AMENDMENT

     This Amendment, dated as of September 21, 1998, is made and entered into between Radyne Corporation (the 'Borrower') and Citibank, N.A. (the 'Bank').

                                   WITNESSETH

     WHEREAS, the Borrower and the Bank have entered into that certain Uncommitted Line of Credit Facility Letter Agreement, dated as of May 18, 1998 (the 'Agreement'); and

     WHEREAS, the Borrower and the Bank desire to amend the Agreement in certain respects;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Definitions and References. Capitalized terms not otherwise defined herein shall have the meanings attributed thereto in the Agreement. In addition, as used herein:

          'Amendment Effective Date' means the date upon which the conditions specified in Section 5 below have been satisfied.

     SECTION 2. Amendments. Subject to Section 5 hereof, on and as of the Amendment Effective Date, the Agreement shall be amended as follows:

     (a) The reference in the second sentence of the introductory paragraph to 'September 30, 1998' is amended to read 'September 29, 1999'.

     (b) The reference in the first sentence of paragraph 1 to '$5,000,000' is amended to read '$20,000,000'.

     (c) The third sentence of paragraph 1 is amended in its entirety to read as follows:

          'In connection with our making this uncommitted facility available to you, you agree to pay us a non-refundable fee equal to 1.0% per annum, or $200,000, upon your acceptance hereof and at each anniversary of the renewal hereof if this facility is renewed.'

     (d) The third sentence of paragraph 2 is amended in its entirety to read as follows:

          'If we agree to make such an Advance, we will make such funds available to you in same day funds by crediting your demand deposit account number as you shall notify us from time to time.'

     (e) Clause (g) of paragraph 10 is amended in its entirety to read as follows:

          '(g) maintain a maximum financial leverage (defined as total liabilities over tangible net worth, as such terms are defined in accordance with generally accepted accounting principles) of not more than 2:1.'

     (f) The reference in clause (g) of paragraph 12 to '50%' is amended to read '51%'.

     (g) The reference in the upper left hand corner of the Note to 'U.S.$5,000,000.00' is amended to read 'U.S.20,000,000.00'.

     (h) The reference in the upper right hand corner of the Note to 'May 18, 1998' is amended to read 'September 21, 1998'.

     SECTION 3. Representations True; No Default. The Borrower represents and warrants that:

     (a) The representations and warrants contained in paragraph 9 of the Agreement are correct on and as of the date of this Amendment as though made on and as of the date hereof.

     (b) No event has occurred and is continuing, or would result from the execution and delivery of this Amendment, which constitutes an Event of Default or which, with the giving of notice and/or the passage of time, would constitute an Event of Default.

     SECTION 4. Legal Obligation. The Borrower represents and warrants to the Bank that this Amendment has been duly authorized, executed and delivered on its behalf, and that the Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower, enforeceable against the Borrower in accordance with its terms.

     SECTION 5. Conditions Precedent. The amendment of the Agreement provided herein is subject to the following conditions precedent:

     (a) a counterpart of this Amendment duly executed by you;

     (b) certified copies of the resolutions of your Board of Directors approving this Amendment and the new Note, and all other documents evidencing necessary corporate action and governmental and other third party approvals, if any, with respect to this Amendment and the new Note;

     (c) a certificate of your Secretary or Assistant Secretary certifying the names and true signatures of your officers authorized to sign this Amendment and the new Note and the other documents to be delivered hereunder and to request Advances hereunder;

     (d) a letter of awareness executed by Singapore Technologies Pte Ltd. in the form attached hereto as Exhibit B; and

     (e) Singapore Technologies Pte Ltd. shall have made a new capital contribution to the Borrower in connection with the acquisition of Comstream in an amount greater than or equal to $16,000,000 from conversion of existing shareholder loans.

     SECTION 6. Miscellaneous.

     (a) Except as herein provided, the Agreement and all other documents executed in connection therewith shall remain unchanged and in full force and effect.

     (b) The Agreement and this Amendment shall be read, taken and construed as one and the same instrument.

     (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     (d) All references in the Agreement and any other document executed in connection with the Agreement (including without limitation, the Note) to the Agreement (including indirect references) shall mean and be a reference to the Agreement as amended hereby. All references in the Agreement and any other document executed in connection with the Agreement (including without limitation, the Note) to the Note (including indirect references) shall mean and be a reference to the Note as amended hereby.

     (c) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          CITIBANK, N.A.



                                          By: /s/ WILLIAM G. DREWES
                                             ---------------------------------
                                             Name:  William G. Drewes
                                             Title: Attorney-In-Fact

Agreed and Accepted

RADYNE COMSTREAM INC.



By:  /s/ Robert C.  Fitting
    ___________________________________
    Name: Robert C. Fitting
    Title: President

LETTERHEAD OF CITIBANK, N.A.                                    [CITIBANK LOGO]

May 18, 1998

Radyne Corporation
5225 South 37th Street
Phoenix, AZ 85040
Attn: Mr. Lim Boon Kheng

                      Uncommitted Line of Credit Facility

Ladies and Gentlemen:

     We are pleased to make available to Radyne Corporation ('YOU') a credit facility for use solely for general corporate purposes on the terms set forth in this letter agreement (as amended or otherwise modified from time to time, this 'AGREEMENT'). This credit facility is valid from the Effective Date (as defined in paragraph 7) until September 30, 1998 (such date or the earlier termination of this Agreement pursuant to paragraph 13 being the 'TERMINATION DATE').

     1. We agree to consider from time to time, on the terms and conditions set forth in this Agreement, your requests that we make advances ('ADVANCES') to you in an aggregate, amount not to exceed $5,000,000 at any one time outstanding. THIS LETTER IS NOT A COMMITMENT TO LEND BUT RATHER SETS FORTH THE PROCEDURES TO BE USED IN CONNECTION WITH YOUR REQUESTS FOR OUR MAKING OF ADVANCES TO YOU FROM TIME TO TIME ON OR PRIOR TO THE TERMINATION DATE AND, IF WE MAKE ADVANCES TO YOU HEREUNDER, YOUR OBLIGATIONS TO US WITH RESPECT THERETO. In connection with our making this uncommitted facility available to you, you agree to pay us a non-refundable fee equal to 0.5% per annum, or $20,625, upon your acceptance hereof and at each anniversary of the renewal hereof if this facility is renewed provided however that if at the time of any such renewal, the financial leverage contemplated by Paragraph 10(g) hereof is less than 1:1 then such fee will be reduced to 0.375% per annum, or $20,625.

     2. Each Advance shall be made upon your request to us, given not later than 2:00 P.M. (New York City time) three Business Days (as denied below) prior to the date of any proposed Advance based on the Eurodollar Rate (as defined in paragraph 4) (a 'EURODOLLAR RATE ADVANCE'), or not later than 11:00 A.M. (New York City time) on the date of any proposed Advance based on a Quoted Rate (as defined in paragraph 4) (a 'QUOTED RATE ADVANCE'), that you wish to borrow money on a specified date (which shall be a day of the year on which banks are not required or authorized by law to close in New York City ('BUSINESS DAY')), in a specified amount (which, in the case of a Eurodollar Rate Advance, shall be in the amount of $1,000,000 or an integral multiple thereof, and in the case of a Quoted Rate Advance, shall be in the amount of $100,000 or an integral multiple thereof) and for a specified interest period ('INTEREST PERIOD'), which request shall also indicate whether such Advance is to accrue interest at the Eurodollar Rate or a Quoted Rate. The duration of each Interest Period specified by you shall be, with respect to Eurodollar Rate Advances, one, two or three months, and with respect to

Quoted Rate Advances, a term requested by you and agreed to by us at the time of your request for such Quoted Rate Advance, provided that (i) you may not select any Interest Period that ends after the Termination Date; (ii) whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and (iii) with respect to Eurodollar Rate Advances, whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month. If we agree to make such Advance, we will make such funds available to you in same day funds by crediting your demand deposit account no. _________ (the 'ACCOUNT') at our office at 399 Park Avenue, New York, New York 10043.

     3. You shall repay the principal amount of each Advance on the earlier to occur of the last day of the Interest Period for such Advance and the Termination Date, together with accrued interest thereon. You may prepay any Advance in whole or in part on any Business Day, provided that (i) you have given us at least three Business Days' irrevocable written notice of such prepayment (and on the date specified for such prepayment in such notice, you shall prepay the amount of the Advance to be prepaid, together with accrued interest thereon to the date of prepayment and any other amounts payable by you pursuant to paragraph 18), and (ii) each partial prepayment of a Eurodollar Rate Advance shall be in a principal amount of at least $1,000,000.

     4. You shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount shall be paid in full, in the case of a Eurodollar Rate Advance, at a rate equal to the Eurodollar Rate for the Interest Period for such Advance, and in the case of a Quoted Rate Advance, at a rate equal to the Quoted Rate for such Advance, in each case payable in arrears on the last day of the Interest Period for such Advance and, if such Interest Period is longer than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period. 'EURODOLLAR RATE' means, for any Interest Period for any Eurodollar Rate Advance, an interest rate per annum equal to the rate per annum obtained by dividing (i) the sum of (x) the rate per annum at which deposits in U.S. Dollars are offered by our principal office in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Advance and for a period equal to such Interest Period, plus (y) 1%, by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage (as defined below) for such Interest Period. 'EURODOLLAR RATE RESERVE PERCENTAGE' for any interest Period for any Eurodollar Rate Advance means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (having the meaning assigned to such term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time) (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on the Eurodollar Rate Advances is determined) having a term equal to such Interest Period. 'QUOTED RATE' means, for each Quoted Rate Advance, a rate quoted by us and agreed to by you for an Interest Period for such Advance requested by you and agreed to by us pursuant to paragraph 2. 'BASE RATE' means a fluctuating rate of interest announced publicly by us in New York, New York from time to time as our base rate. Any overdue amount of principal, interest or other amount payable hereunder shall bear interest, payable on demand, at the Base Rate plus 2% per annum.

     5. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to us of agreeing to make or making, funding or maintaining Advances, then you shall from time to time, upon our demand, pay to us additional amounts sufficient to compensate us for such increased cost. In addition, if we determine that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) after the date hereof affects or would affect the amount of capital required or expected to be maintained by us or any corporation controlling us and that the amount of such capital is increased by or based upon the existence of Advances hereunder, then, upon our demand, you shall immediately pay to us, from time to time as specified by us, additional amounts sufficient to compensate us or such corporation in the light of such circumstances, to the extent that we reasonably determine such increase in capital to be allocable to the existence of the Advances hereunder. A certificate as to such amounts submitted to you by us shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for us to fund or maintain Advances made hereunder, then, on notice thereof and demand therefor made by us, each Advance will automatically, upon such demand, convert into an Advance accruing interest at the Base Rate. Any Advance accruing interest at the Base Rate shall continue to be an 'Advance' for the purpose of this Agreement.

     6. You shall make each payment (whether in respect of principal interest, facility fee or otherwise) hereunder, irrespective of any right of counterclaim or set-off, not later than 2:00 P.M. (New York City time) on day when due in U.S. dollars to us at 399 Park Avenue, New York, New York 10043 in same day funds. You hereby authorize us, if and to the extent payment owed to us is not made when due hereunder, to charge from time to time against any or all of your accounts with us or any of our affiliates any amount so due. All computations of interest and facility fees shall be made by us on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fee is payable. Each determination by us of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

     7. This Agreement shall become effective on and as of the first date (the 'EFFECTIVE DATE') on which we shall have received the following, in form and substance satisfactory to us: (i) a counterpart of this Agreement duly executed by you; (ii) a promissory note in the form attached hereto as Exhibit A (as amended or otherwise modified from time to time, the 'NOTE') duly executed by you; (iii) certified copies of the resolutions of your Board of Directors approving this Agreement and the Note, and of all other documents evidencing necessary corporate action and governmental and other third party approvals, if any, with respect to this

Agreement and the Note; (iv) a certificate of your Secretary or Assistant Secretary certifying the names and true signatures of your officers authorized to sign this Agreement, the Note and the other documents to be delivered hereunder and to request Advances hereunder ('DESIGNATED OFFICERS'); (v) a letter of awareness executed by Singapore Technologies Pte Ltd. in the form attached hereto as Exhibit B; and (vi) a letter of undertaking executed by Stetsys US Inc. stating that: (a) it will not ask for repayment of the current $5,100,000 intercompany loan extended to you, until you have increased your share capital by at least $5,100,000, and (b) it will ensure that you increase your share capital by at least $6,000,000 not later than September 30, 1998.

     8. Each request by you for an Advance and the acceptance by you of the proceeds of such Advance shall constitute a representation and warranty by you that on the date of such Advanced the following statements are true:

          (i) the representations and warranties contained in paragraph 9 are correct on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a date other than the date of such Advance), and

          (ii) no event has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom, that constitutes an Event of Default (as defined in paragraph 12) or a Default (as defined in paragraph 10).

In addition, prior to making any Advance to you, you agree that you shall deliver to us such documents, approvals and opinions as we may reasonably request.

     9. You represent and warrant as follows: (a) you are a corporation duly organized, validly existing and in good standing under the laws of the State of New York; (b) execution, delivery and performance by you of of this Agreement and the Note, and the consummation of the transactions contemplated hereby, are within your corporate powers and authority, have been duly authorized by all necessary corporate action, and do not contravene (i) your charter or by-laws or
(ii) any law or any contractual restriction binding on or affecting you; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by you of this Agreement or the Note; (d) this Agreement and the Note have been duly executed and delivered by you, and are your legal, valid and binding obligations enforceable against you in accordance with their respective terms; (e) there is no pending or threatened action, suit, investigation, litigation or proceeding affecting you or your subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a material adverse effect on the business, operations or condition (financial or otherwise) of you and your subsidiaries taken as a whole, our rights and remedies under this Agreement or the Note, or your ability to perform you obligations under this Agreement or the Note, or (ii) purport to affect the legality, validity or enforceability of this Agreement or the Note or the consummation of the transactions contemplated hereby; and (f) no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     10. So long as any Advance shall remain unpaid, you will (a) comply, and cause each of your subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders; (b) pay and discharge, and cause each of your subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges or levies imposed upon you or it or your or its property, other than those being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; (c) preserve and maintain, and cause each of your subsidiaries to preserve and maintain, your and its corporate existence; (d) at any reasonable time and from time to time, permit us to visit the properties of you and your subsidiaries, examine and make copies of your and their books of account and records, and discuss you and their affairs, finances and accounts with any of your or their officers, directors and independent certified public accountants; (c) keep, and cause each your subsidiaries to keep, proper books and records of account in accordance with general accepted accounting principles in effect from time to time; (f) furnish to us (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each of your fiscal years, consolidated balance sheets of you and your subsidiaries as of the end of such quarter and consolidated statements of income and cash flows of you and your subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified by your chief financial officer as having been prepared in accordance with generally accepted accounting principles, (ii) as soon as available and in any event within 120 days after the end of your fiscal years, a copy of the annual audit report for such year for you and your subsidiaries, containing consolidated balance sheets of you and your subsidiaries as of the end of such fiscal year and consolidated statements of income and cash flows of you and your subsidiaries for such fiscal year, in each case accompanied by an opinion of your independent certified public accountants, (iii) as soon as possible and in any event within five days after the occurrence of each Event of Default, and each event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both (a 'DEFAULT'), continuing on the date of such statement, a statement of your chief financial officer setting forth details of such Event of Default or Default and the action you have taken or propose to take with respect thereto,
(iv) promptly after the commencement thereof, notice of all actions and proceedings affecting you or any of your subsidiaries of the type described in paragraph 9(c); and (v) such other information respecting you or any of your subsidiaries as we may from time to time reasonably request; and (g) from September 30, 1998 through the termination date, (i) maintain a maximum financial leverage (defined as total liabilities over tangible net worth, as such terms are defined in accordance with generally accepted accounting principles) of not more than 1:1; and (ii) maintain its tangible net worth, as such term is defined in accordance with generally accepted accounting principles, of not less than $5,000,000.

     11. So long as any Advance shall remain unpaid, you will not create or suffer to exist, or permit any of your subsidiaries to create or suffer to exist, any lien, security interest or other encumbrance (a 'LIEN'), other than
(i) purchase money Liens in the ordinary course of business, (ii) Liens existing on the Effective Date which you have disclosed to us, and (iii) Liens imposed by law, such as materialmen's mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days.

     12. If any of the following events shall occur and be continuing ('EVENT OF DEFAULT'): (a) you shall fail to pay any principal of any Advance when the same becomes due and payable or you shall fail to pay any interest on any Advance or make any other payment under this Agreement within three days of when such amount is due and payable; or (b) any representation or warranty made by you herein or by you (or any of your officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or (c) you shall fail to perform or observe any term, covenant or agreement hereof contained in paragraph 11 or you shall fail to perform or observe any other item, covenant or agreement hereof on your part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to you by us; or (d) you or any of your subsidiaries shall fail to pay any principal of or premium or interest on any of your or your subsidiaries' debt (as the case may be) that is outstanding in a principal amount of at least $500,000 in the aggregate (but excluding debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such debt; or any such debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such debt shall be required to be made, in each case prior to the stated maturity thereof; or (e) you or any of your subsidiaries shall generally not pay your or its debts as such debts become due, or shall admit in writing your or its inability to pay your or its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against you or any of your subsidiaries seeking to adjudicate you or it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of you or it or your or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for you or it or for any substantial part of your or its property, and, in the case of any such proceeding instituted against you or it (but not instituted by you or it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including without limitation, the entry of an order for relief against, or the appointment of a conservator, receiver, trustee, custodian or other similar official for you or it or for any substantial part of your or its property) shall occur; or you or any of your subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subparagraph (c); or (f) one or more judgments or orders for the payment of money in excess of $500,000 in the aggregate shall be rendered against you or any of your subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or (g) Singapore Technologies Pte Ltd. fails to own, either directly or indirectly, at least 50% of your issued and outstanding common stock.

                             [ILLEGIBLE COPY]

then, and in any such event, we may, by notice to you, declare all amounts payable under this Agreement to be forthwith due and payable, whereupon such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by you; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to you under the Federal Bankruptcy Code, all amounts payable under this Agreement shall automatically become and be due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by you.

     13. This Agreement may be terminated by either you or us by giving written notice of termination to the other party hereto, but no such termination shall affect your obligations with respect to Advances outstanding at the time of such termination. We may amend or modify the terms and conditions of this Agreement at any time without prior notice to you and without your consent, but no such amendment or modification shall affect your obligations with respect to Advances outstanding at the time of such amendment or modification.

     14. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by you therefrom, shall in any event be effective unless the same shall be in writing and signed by you and us, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     15. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or delivered, at address set forth below for you and for us; or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed or telecopied, be effective three Business Days after deposit in the mails, or when telecopied, respectively, except that notices and communications to us pursuant to paragraphs 2, 3 or 13 shall not be effective until received by us.

If to you,

     Radyne Corporation
     5225 South 37th Street
     Phoenix, AZ 85040
     Attn: Mr. Garry D. Kline, CFO
           Phone: 602-437-9260
           Fax:   602-437-4811

If to us, for credit related matters

     Citibank, N.A.
     399 Park Avenue
     New York, NY 10043
     Attn: Ms. Brigitte T.A. Vuong, VP
           Phone: 212-559-4075
           Fax:   212-793-7460

     For notices on borrowings, payments, and other loan or operational matters

     Citibank Delaware
     Two Penn's Way
     Suite 200
     New Castle, DE 19720
     Attn: Mr. Sydney A. Chance, Jr.
           Phone: 302-894-6076
           Fax:   302-894-6120

     16. No failure on our part to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     17. You agree to pay on demand all our reasonable out-of-pocket costs and expenses (including without limitation, reasonable counsel fees and expenses) in connection with the preparation, execution, delivery, administration, modification, amendment and enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Note and the other documents to be delivered hereunder, including without limitation, reasonable out-of-pocket fees and expenses of our counsel in connection with the enforcement of rights under this paragraph and otherwise in connection herewith. You agree to indemnify and hold harmless us and each of our affiliates and our and their officers, directors, employee, agents and advisors (each, an 'INDEMNIFIED PARTY') from and against any and all claims, damages, losses, liabilities and expenses (including without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any indemnified Party, in each case arising out of or in connection with this Agreement, the Note, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances, including without limitation, any of the foregoing arising out of or in connection with any claim, litigation, investigation proceeding, or preparation of a defense in connection therewith, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you or your directors, shareholders or creditors or an Indemnified Party, or any Indemnified Party is otherwise a party thereto, and whether or not the transactions contemplated hereby are consummated.

     18. If you make any payment of principal of any Advance on any day other than the last day of the Interest Period applicable thereto (as a result of a prepayment, acceleration, conversion of the interest rate for any Advance to the Base Rate pursuant to paragraph 5, or otherwise), or if you fail to borrow or prepay any Advance after you have given us notice thereof and, in the case of a borrowing, we have agreed to make such Advance, you shall, upon demand by us, pay us any amounts required to compensate us for any losses, costs or expenses that we may reasonably incur as a result of such payment or failure to borrow or prepay.

     19. If on or prior to the first day of any Interest Period for any Eurodollar Rate Advance, we advise you that (i) deposits in U.S. Dollars (in the applicable amounts) are not being offered by us in the relevant market for such Interest Period, or (ii) the Eurodollar Rate will not adequately and fairly reflect our cost of funding such Eurodollar Rate Advance, then we shall promptly give you notice thereof, and Eurodollar Rate Advances shall be suspended until we notify you that the circumstances causing such suspension no longer exist.

     20. We shall incur no liability to you in acting upon any request or other communication we believe in the absence of gross negligence to have been given by a Designated Officer or in otherwise acting in good faith under this Agreement. Further, all documents required to be executed by you in connection with Advances under this Agreement may be signed by any Designated Officer.

     21. This Agreement and the Note shall be binding upon and inure to the benefit of you, us and your and our respective successors and assigns, except that you shall not have the right to assign your rights or obligations hereunder or under the Notes or any interest herein or therein without our prior written consent. Notwithstanding any other provisions set forth in this Agreement, we may at any time create a security interest in all or any portion of our rights under this Agreement and the Note in favor of any Federal Reserve Bank.

     22. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York.

     23. You hereby irrevocably (i) submit to the jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement or the Note, (ii) agree that all claims in respect of such action or proceeding may be heard and determined in such New Your State court or in such Federal court, and (iii) waive, to the fullest extent you may effectively do so, the defense of any inconvenient forum to the maintenance of such action or proceeding. You agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing herein shall affect our right to serve legal process in any other manner permitted by law or affect our right to bring any action or proceeding against you or your property in the courts of other jurisdictions.

     24. If an Event of Default shall have occurred and be continuing, we and each of our affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by us or any of our affiliates to or for your credit or account against any and all of your obligations now or hereafter existing under this Agreement or the Note, irrespective of whether we shall have made demand under this Agreement and although such obligations may be unmatured. Our rights under this paragraph are in addition to other rights and remedies (including without limitation, other rights of set-off) which we may have.

     25. Each of the parties hereto hereby irrevocable waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the Note, the Advances or our actions in the negotiation, administration, performance or enforcement hereof or thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          CITIBANK, N.A.

                                          By          WILLIAM G. DREWES
                                              ..................................
                                              Name:   William G. Drewes
                                              Title:  Attorney-In-Fact

Agreed and Accepted

RADYNE CORPORATION

By          ROBERT C. FITTING
  ..................................
   Name:   Robert C. Fitting
   Title:  President